UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2009

AMERICAN BIO MEDICA CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  518-758-8158

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 17, 2009, American Bio Medica Corporation (the “Company”) closed on a refinancing and consolidation of its existing real estate mortgage and term note with First Niagara Bank (“First Niagara”). The new credit facility through First Niagara is a fully secured term loan that matures on January 1, 2011, with a 6.5-year (78 month) amortization (the “Mortgage Consolidation Loan”). The Mortgage Consolidation Loan continues to be secured by the Company’s facility in Kinderhook, New York as well as various pieces of machinery and equipment.

The principal amount of the Mortgage Consolidation Loan is $953,247.47. The annual interest rate of the Mortgage Consolidation Loan is fixed at 8.75%, which is an increase from interest rates of 7.5% and 7.17%, respectively, on the prior existing real estate mortgage and term note. The Company’s monthly payment of principal and interest is $16,125, which is a decrease from the combined monthly payments of principal and interest of $17,007 previously being made on the real estate mortgage and term note as separate credit facilities.

Payments commence on the Mortgage Consolidation Loan on February 1, 2010. If the entire amount of any required principal and/or interest payment is not paid in full within 10 days of being due, the Company would be required to pay a late fee equal to 5% of the required payment. If an event of default occurs, the annual interest rate would increase to 6% above the interest rate which is payable as of the due date or on the date of default. The Company has incurred approximately $28,335 in costs associated with this refinancing, including approximately $22,000 in legal fees incurred by First Niagara. These costs will be amortized over the term of the Mortgage Consolidation Loan.  Accrued interest was paid at closing totaling $7,121.  In addition, the Company was required to make a $25,000 principal payment at the time of closing on the prior existing term note.

The Company must maintain Liquidity of at least $50,000 and this Liquidity requirement will be tested at the end of each month. For the purposes of this requirement, Liquidity is defined as any combination of cash, marketable securities or borrowing availability under one of more credit facilities other than the Mortgage Consolidation Loan. As of the date of this report, the Company’s is in compliance with this requirement.

Carl A. Florio, a member of the Company’s Board of Directors is also a member of First Niagara’s Board of Director, however, Mr. Florio was not directly involved in this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: December 18, 2009	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse Vice President & Chief Compliance Officer Corporate Secretary